Exhibit 1.1

COLGATE-PALMOLIVE COMPANY

€600,000,000 3.250% Senior Notes due 2035

Underwriting Agreement

November 3, 2025

Barclays Bank PLC

Banco Bilbao Vizcaya Argentaria, S.A.

As Representatives of the several Underwriters,

c/o	Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Banco Bilbao Vizcaya Argentaria, S.A.

Ciudad BBVA

C/ Sauceda, 28 Edificio Asia

28050, Madrid

Spain

Ladies and Gentlemen:

Colgate-Palmolive Company, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (as the same may be amended or restated from time to time, the “Indenture”) dated as of November 15, 1992 between the Company and The Bank of New York Mellon (formerly known as The Bank of New York). The Bank of New York Mellon will act as trustee with respect to the Securities (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended; the “Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the Applicable Time; a “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Prospectus, together with the Base Prospectus; the “Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Applicable Time, together with the Base Prospectus; and “Applicable Time” means the time agreed to by the Company and the Representatives as the time of the pricing of the Securities, which, unless otherwise agreed, shall be the time immediately after the Company and the Representatives agree on the pricing terms of the Securities.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean as of the Applicable Time, (i) the Base Prospectus, (ii) the Preliminary Prospectus (iii) the final term sheet prepared and filed pursuant to Section 5(b) hereto constituting an Issuer Free Writing Prospectus (as defined below) and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) consented to by the Company and Representative (a “Permitted Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1.              Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)            The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (“Rule 405”) (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Applicable Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b)            On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the respective rules thereunder, and, in with respect to the Registration Statement only, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”); on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)            (i) The Disclosure Package and (ii) each electronic road show listed on Schedule III, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)            (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(f)            Each issuer free writing prospectus as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)            Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries (as defined in Rule 405 under the Securities Act) (other than changes arising from funding activities which have not resulted in any material change in the Company’s ownership of such Significant Subsidiaries or in the long term debt of the Company and its subsidiaries taken as a whole) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus and the Disclosure Package.

(h)            The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, (ii) has or, in the case of the Indenture, had the requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Securities and has the requisite corporate power and authority to perform its obligations hereunder and thereunder, and (iii) has duly authorized, executed and delivered this Agreement and this Agreement constitutes the valid and binding agreement of the Company.

(i)            When the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture has been duly authorized by the Company and is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States of America (“United States”); the paying agency agreement between the Company, The Bank of New York Mellon, London Branch, (the “Paying Agent”), and the Trustee has been duly authorized by the Company, and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Paying Agent and the Trustee) will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the Disclosure Package.

(j)            The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach or default would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, nor will such action result in (A) any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (B) any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation in each case would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and the Trust Indenture Act or under state or foreign securities or Blue Sky laws.

(k)            Other than as set forth or contemplated in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which are probable to result in an adverse determination and which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l)            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles throughout the periods involved (except as otherwise noted therein).

(m)            PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent registered public accountants as required by the Securities Act, the Securities Act Regulations and rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

(n)            The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, invention, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, except where the failure so to own or possess or have the ability to acquire would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the consolidated financial position or consolidated results of operations of the Company.

(o)            The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p)            The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(q)            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) was effective as of December 31, 2024 and the Company was not, as of September 30, 2025, aware of any material weaknesses or significant deficiencies in the design and operation of their internal control over financial reporting.

(r)            The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and, as of September 30, 2025, such disclosure controls and procedures of the Company were effective.

(s)           The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(t)            The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (as it relates to exposure to hazardous or toxic substances) or the environment or relating to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except to the extent that being so named would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company.

(u)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken within the preceding five years any action, directly or indirectly, that could constitute a violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder; it being understood that no representation is made as to any subsidiary of the Company prior to the time it became a subsidiary, or as to any director, officer, agent, employee of the Company prior to the time he, she or it became such; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith, in all material respects. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder.

(v)            The operations of the Company and its subsidiaries are and have been conducted at all times within the preceding five years in all material respects in compliance with applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that has proper jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union and its member states, His Majesty’s Treasury of the United Kingdom or other applicable sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions, except in a manner that complies with applicable Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Belarus, Cuba, Iran, North Korea, Russia, Syria and Venezuela) (a “Sanctioned Jurisdiction”), or (iii) will, directly or indirectly, knowingly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any applicable Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(x)            The Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Jurisdiction, since April 24, 2019, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Jurisdiction, except in a manner that complies with applicable Sanctions; it being understood that no representation is made as to any subsidiary of the Company prior to the time it became a subsidiary.

(y)            The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, outages or unauthorized uses of or accesses to IT Systems and Personal Data, except as would not individually or in the aggregate, have a material adverse effect upon the operations or financial position of the Company. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not individually or in the aggregate, have a material adverse effect upon the operations or financial position of the Company.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

Each of the Underwriters acknowledges, agrees and confirms that the representations and warranties contained in paragraphs (v) and (w) of this Section 1 are only sought and given to the extent that those provisions would not result in a violation of Council Regulation (EC) 2271/1996 (or, if applicable, such regulation as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”)) and/or any associated and applicable national law, instrument or regulation related thereto.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.             Delivery and Payment.

(a)            The net purchase price for all Securities to be purchased as provided herein will be paid by the Representatives to the Company at 9:00 a.m., London time, on November 10, 2025, or at such time on such later date not more than three business days after the foregoing date as the Company and the Representatives shall mutually agree upon, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”) in euros by wire transfer in same day funds, with any transfer taxes payable in connection with the sale of the Securities to be duly paid by the Company, against the delivery of a global certificate (the “Registered Global Certificate”), duly executed and registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee, and in or substantially in the form provided in the Indenture to The Bank of New York Mellon (London Branch), as Common Depositary (the “Common Depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Registered Global Certificate will be made available for inspection by the Representatives not later than 12:00 P.M., New York time, on the business day prior to the Closing Date.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(b)            Against delivery of the Registered Global Certificate, the Representatives will, on the Closing Date, give instructions to the Common Depositary to arrange for the payment to the Company on the Closing Date of the net purchase price for the Securities as aforesaid.

(c)            Banco Bilbao Vizcaya Argentaria, S.A. or such other Lead Manager as the Lead Managers may agree to settle the Securities (“the “Settlement Lead Manager”), acknowledges that the Securities represented by one or more global notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Issuer as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Securities represented by one or more global notes shall be held to the order of the Issuer as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account will be held on behalf of the Issuer until such time as they are transferred to the Issuer’s order. The Settlement Lead Manager undertakes that the net subscription monies for the Securities will be transferred to the Issuer’s order promptly following receipt of such monies in the Commissionaire Account. The Issuer acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Civil Code of Belgium in respect of the Commissionaire Account.

4.             Offering by Underwriters.

(a)            It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

(b)            Each Underwriter represents and agrees that: (i) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom. For the purposes of this Section 4(b), the expression “retail investor” means a person who is one (or more) of the following:

(i)            a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or

(ii)            a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (as defined in Section 2(c) below), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA.

(c)            Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this Section 4(c):

(i)            the expression “retail investor” means a person who is one (or more) of the following:

(A)            a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(B)            a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(ii)            the expression “MiFID II” means Directive 2014/65/EU, as amended and the expression “Insurance Distribution Directive” means Directive (EU) 2016/97, as amended.

5.            Agreements. The Company agrees with the several Underwriters that:

(a)            Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)            The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.

(c)            If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(e)            As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f)            The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)            The Company will endeavor, in cooperation with the Representatives, if necessary, to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)            Between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities denominated in the same currency as the Securities, or any security exchangeable into such debt securities (other than the Securities and commercial paper in the ordinary course of business).

(i)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange, Inc. (the “NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incurred by the Company incident to the performance by the Company of its obligations hereunder.

(j)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act (“Rule 433”), other than a free writing prospectus containing the information contained in the final term sheet specified in Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Permitted Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           The net proceeds from the sale of Securities will be used by the Company as described in the Prospectus and the Disclosure Package.

(l)            The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

(m)           The Company will use its reasonable best efforts to cause the Securities to be listed for trading on the NYSE as promptly as practicable after the Closing Date.

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties in all material respects (to the extent any such representation or warranty is not otherwise qualified therein) on the part of the Company contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)            The Company shall have requested and caused Hogan Lovells US LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit A.

(c)            The Representatives shall have received from Willkie Farr & Gallagher LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or any Vice President and the chief financial, chief accounting officer or treasurer of the Company, dated the Closing Date, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of this Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, (ii) the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(e)            PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the Applicable Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(f)            Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(g)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Willkie Farr & Gallagher LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date or by facsimile or electronic mail (including pdf or any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any document so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of either the Securities Act or the Exchange Act against (i) any and all losses, claims, damages or liabilities, incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any electronic road show listed on Schedule III the omission or alleged omission therefrom of a material fact necessary to make statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by an Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in Section 8(b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity included in Section (a) of this Section from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity included in subsection (a) of this Section. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the second sentence of the first paragraph under the heading “Underwriting—New Issue of Notes” and the first and second paragraphs under the heading “Underwriting—Other Relationships” in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Underwriter to which such loss, claim, damage or liability relates and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities (the “Defaulted Securities”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Agreement bear to the obligations of all non-defaulting Underwriters under this Agreement; or

(b)            if the aggregate principal amount of Defaulted Securities exceed 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

10.            Termination. The Underwriters may terminate this Agreement, upon notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or on the international financial markets, in each case is such as to make it, in the reasonable judgment of the Representatives (after consultation with the Company), impracticable to market the Securities subject to this Agreement or enforce contracts for the sale of such Securities, or (iii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by federal or New York authorities or if a banking moratorium shall have been declared by European Union authorities, or (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or (v) the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or any of its officers made in any certificate signed by any such officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of the officers, directors, employees, affiliates or controlling persons referred to in Section 8 hereof or the Company, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telefaxed or transmitted and confirmed by any standard form of communication to: Barclays Bank PLC, 1 Churchill Place, London E14 5HP United Kingdom, Attn: Debt Syndicate, Email: LeadManagedBondNotices@barclayscorp.com; and Banco Bilbao Vizcaya Argentaria, S.A., Ciudad BBVA, C/ Sauceda, 28, Edificio Asia 28050, Madrid, Spain, Attention: DCM Originations, Email: dcmcorps-europ.group@bbva.com or, if sent to the Company, will be mailed, delivered or telefaxed to Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022, Attention: Treasurer, Email: colgate_treasury_back_office@colpal.com.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.            No Fiduciary Duty. The Company hereby acknowledges that the Underwriters will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person. The Company and the Underwriters each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own judgments with respect to any transactions entered into between them.

16.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.            Jurisdiction. The Company and the Underwriters agree that any suit, action or proceeding, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

19.            Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.            Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.            Contractual Recognition of Bail-In (EEA). Notwithstanding and to the exclusion of any other term of this agreement (“Agreement”) or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter (the “Relevant BRRD Party”) to such other party under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 22,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

23.            Contractual Recognition of Bail-In (UK). Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant United Kingdom (“UK”) resolution authority, and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of an Underwriter (the “Relevant UK Bail-in Party”) to the Company under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK Bail-in Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the UK Bail-in Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this Section 23:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

24.            Manufacturer Acknowledgement (EEA).

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

Banco Bilbao Vizcaya Argentaria, S.A. (the “EEA Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the prospectus supplement and announcements in connection with the Securities; and the other Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EEA Manufacturer and the related information set out in the prospectus supplement and announcements in connection with the Securities.

25.            Manufacturer Acknowledgement (UK).

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

Barclays Bank PLC and Banco Bilbao Vizcaya Argentaria, S.A. (the “UK Manufacturers”) each acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the prospectus supplement and announcements in connection with the Securities; and the other Underwriters and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the prospectus supplement and announcements in connection with the Securities.

26.            Agreement Among Underwriters; Stabilization.

(a)            By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1: Fixed-Price Non Equity-Related Issues - New York Law Schedule (the “AAM”), except that clause 3 of the AAM shall not apply and, in the event of any conflict between the provisions of the AAM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AAM, “Managers” means the Underwriters and “Lead Managers” means Barclays Bank PLC and Banco Bilbao Vizcaya Argentaria, S.A., and “Subscription Agreement” means this Agreement.

(b)            The Company hereby confirms the appointment of Banco Bilbao Vizcaya Argentaria, S.A. in its role as stabilizing manager (the “Stabilizing Manager”) and as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilisation measures, including as it forms part of the domestic law of the United Kingdom by virtue of the EUWA. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Purchased Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, stabilization may not necessarily occur. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule I hereto. Such stabilization, if commenced, may cease at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

(c)            The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for the amount due under this Agreement and such judgment or order being paid in a currency (a “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the rate of exchange at which U.S. dollars are converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the applicable Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity included in subsection (a) of this Section shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Remainder of page intentionally left blank; signatures appear on following pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

COLGATE-PALMOLIVE COMPANY

By:	/s/ Gina Grant
	Name:	Gina Grant
	Title:	Executive Vice President, Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule I hereto.

BARCLAYS BANK PLC

By:	/s/ Emily Wilson
Name: Emily Wilson
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Steffen Thiemann
Name: Steffen Thiemann
Title: Senior Vice President

By:	/s/ Marco Dillmann
Name: Marco Dillmann
Title: Executive Director

[Signature Page to Underwriting Agreement]

ANZ SECURITIES, INC.

By:	/s/ Robyn Bedil
Name: Robyn Bedil
Title: Executive Director, Debt Capital Markets

[Signature Page to Underwriting Agreement]

BNP PARIBAS

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director

By:	/s/ Christian J. Stewart
Name: Christian J. Stewart
Title: Managing Director

[Signature Page to Underwriting Agreement]

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Paula Clarke
Name: Paula Clarke
Title: Delegated Signatory

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Johannes Hahn
Name: Johannes Hahn
Title: Managing Director

[Signature Page to Underwriting Agreement]

HSBC BANK PLC

By:	/s/ Samantha Riley
Name: Samantha Riley
Title: Head of DCM Legal

[Signature Page to Underwriting Agreement]

ICBC STANDARD BANK PLC

By:	/s/ David Guthrie
	Name:	David Guthrie
	Title:	Legal Department
ICBC Standard Bank Plc

By:	/s/ Robin Stoole
	Name:	Robin Stoole
	Title:	Head of Bond Syndicate
ICBC Standard Bank Plc

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES PLC

By:	/s/ Francesca Schmidt-Fischer
Name: Francesca Schmidt-Fischer
Title: Vice President

[Signature Page to Underwriting Agreement]

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Pauline Donohoe
Name: Pauline Donohoe
Title: MD, Head CM, SIDAC

By:	/s/ Nicola Vavasour
Name: Nicola Vavasour
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Julie Brendel
Name: Julie Brendel
Title: Managing Director

[Signature Page to Underwriting Agreement]

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Executive Vice President – Head of Operations

[Signature Page to Underwriting Agreement]

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ Arion Williams
Name: Arion Williams
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated November 3, 2025

Registration Statement No. 333-275201

Representative(s):	Barclays Bank PLC
Banco Bilbao Vizcaya Argentaria, S.A.

Title, Purchase Price and Description of Securities:

Title:      3.250% Senior Notes due 2035

Principal amount:      €600,000,000

Purchase price (plus accrued interest, if any, from November 10, 2025): 98.579%

Sinking fund provisions: None

Redemption provisions: As provided in the Preliminary Prospectus and final term sheet prepared and filed pursuant to Section 5(b) of the Agreement

Other provisions: See the Preliminary Prospectus and final term sheet prepared and filed pursuant to Section 5(b) of the Agreement

Applicable Time: 12:25 p.m. New York City Time

Closing Date, Time and Location: November 10, 2025 at 9:00 a.m. London time at 787 Seventh Avenue, New York, New York 10019

I-1

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Barclays Bank PLC	€165,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	165,000,000
ANZ Securities, Inc.	22,100,000
BNP PARIBAS	22,100,000
BNY Mellon Capital Markets, LLC	22,100,000
Citigroup Global Markets Limited	22,100,000
Goldman Sachs & Co. LLC	22,100,000
HSBC Bank plc	22,100,000
ICBC Standard Bank Plc	22,100,000
J.P. Morgan Securities plc	22,100,000
Merrill Lynch International	22,100,000
Morgan Stanley & Co. International plc	22,100,000
Scotiabank (Ireland) Designated Activity Company	22,100,000
U.S. Bancorp Investments, Inc.	22,100,000
CastleOak Securities, L.P.	2,400,000
Siebert Williams Shank & Co., LLC	2,400,000
Total	€600,000,000

II-1

SCHEDULE III

Schedule of Electronic Road Shows

None

III-1

SCHEDULE IV

Schedule of Permitted Free Writing Prospectuses

None

IV-1

SCHEDULE V

Dated November 3, 2025

Free Writing Prospectus Filed Pursuant to Rule 433

Supplementing Prospectus dated October 27, 2023 and
Prospectus Supplement dated November 3, 2025
Registration Statement No. 333-275201

€600,000,000
Colgate-Palmolive Company
3.250% Senior Notes due 2035

Final Term Sheet

Issuer:	Colgate-Palmolive Company
Anticipated Ratings: (Moody’s/S&P)*	[Intentionally omitted]
Trade Date:	November 3, 2025
Settlement Date:**	November 10, 2025 (T+5)
Joint Book-Running Managers:	Barclays Bank PLC Banco Bilbao Vizcaya Argentaria, S.A.
Co-Managers:

ANZ Securities, Inc.

BNP PARIBAS

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Limited

Goldman Sachs & Co. LLC

HSBC Bank plc

ICBC Standard Bank Plc

J.P. Morgan Securities plc

Merrill Lynch International

Morgan Stanley & Co. International plc

Scotiabank (Ireland) Designated Activity Company

U.S. Bancorp Investments, Inc.

CastleOak Securities, L.P.

Siebert Williams Shank & Co., LLC

London Paying Agent:	The Bank of New York Mellon, London Branch
Stabilization:	Stabilization/FCA
Security Description:	SEC-registered 10-year 3.250% Senior Notes (the “Notes”)
Principal Amount:	€600,000,000
Currency of Payment:	Euro
Maturity Date:	November 10, 2035
Interest Payment Dates:	Payable annually in arrears on November 10 of each year, commencing November 10, 2026
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Interest Rate:	3.250% per annum
Pricing Benchmark:	10-year EUR mid-swap

V-1

Pricing Benchmark Yield:	2.669%
Re-offer Spread vs. Pricing Benchmark:	MS +70 bps
Re-offer Yield (annual):	3.369%
Government Benchmark:	DBR 2.600% due August 15, 2035
Government Benchmark Price and Yield:	99-425; 2.666%
Re-offer Spread vs. Government Benchmark:	B +70.3 bps
Price to Public:	99.004% plus accrued interest, if any, from November 10, 2025
Gross Proceeds:	€594,024,000
Optional Redemption:

At any time prior to August 10, 2035 (the date that is three months prior to the maturity date of the Notes) at a discount rate of Comparable Government Bond Rate plus 15 basis points, plus accrued and unpaid interest to the redemption date.

At any time on or after August 10, 2035 (the date that is three months prior to the maturity date of the Notes) at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Payment of Additional Amounts:	Yes, subject to the customary exceptions described in the preliminary prospectus supplement dated November 3, 2025 (the “Preliminary Prospectus Supplement”).
Redemption for Tax Reasons:	Yes, as described in the Preliminary Prospectus Supplement.
Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange.
Minimum Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
CUSIP/ISIN/Common Code:	194162 AU7 / XS3223273668 / 322327366

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**It is expected that delivery of the Notes will be made against payment therefor on or about November 10, 2025, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two business days in the place of settlement unless the parties to a trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one New York business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first or second business day, as applicable, prior to the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+5 settlement, to specify any alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC at 1-888-603-5847 or Banco Bilbao Vizcaya Argentaria, S.A. at +1-800-422-8692.

V-2

MiFID II / UK MiFIR professionals/ECPs-only / No PRIIPs or UK PRIIPs KID — Manufacturer target market (MiFID II / UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs / UK PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the European Economic Area or the United Kingdom.

In the United Kingdom, this final term sheet is for distribution only to persons who (i) have professional experience in matters relating to investments and qualifying as investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this final term sheet is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and, in the United Kingdom, will be engaged in only with relevant persons.

The securities described in this final term sheet are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities described in this final term sheet or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling such securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The securities described in this final term sheet are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities described in this final term sheet or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling such securities or otherwise making them. available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

V-3